                                                       Exhibit .10.2
FIRST AMENDMENT TO INDUSTRIAL  NET LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "First Amendment"), is made this 24th day of August, 2010 involving Jefferson Mill Project I LLC, a Georgia limited liability corporation (as "Landlord") and Syx Distribution Inc. (as "Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant did enter into that certain Industrial Net Lease Agreement (the "Original Lease"), dated as of April 16, 2010, pursuant to which Tenant leased from Landlord the building located at 235 Hog Mountain Road, Jefferson, Georgia ("Leased Premises"); and

WHEREAS, pursuant to the terms of the Original Lease, Landlord was to construct various improvements to the Leased Premises; and

WHEREAS. Landlord has completed construction of the improvements, Tenant has begun occupancy of the Leased Premises, and Tenant is entitled to a credit against Base Rent resulting from the actual Cost of Interior Construction coming in $342,133.00 below the budgeted amount of $5,069,000.00 and

WHEREAS, Landlord and Tenant desire to modify and amend the Original Lease, in the manner and for the purposes herein set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1.
Defined Terms. All capitalized terms not defined herein shall have the same meaning as set forth in the Original Lease. The terms and conditions of this First Amendment shall constitute part of the Original Lease and shall be incorporated therein by reference.

2.	Commencement Date. Section 1.01(K) of the Original Lease entitled "Commencement Date" is hereby deleted in it entirety and replaced with the following:

"Commencement Date: "Commencement Date" shall mean August 1, 2010."

3.
Section 2,02. Construction of Leased Premises. Section 2.02 of the Original Lease entitled "Construction of Leased Premises" is hereby deleted in its entirety. In addition, Exhibits "B" (Scope of Work), "B-1" (Work Not Funded by Allowance), "B-IA" (Clearing Limits), "B-27 (Approved Plans), and "H" (Schedule of Critical Dates") are hereby deleted in their entirety.

4.	Base__Rent. Section 1.01(F) of the Original Lease entitled "Base Rent" is hereby amended by deleting the following three (3) lines:

"Lease Year	Per Square Foot	Annual Rent	Monthly Installment
Months 1-8	$0	$0	$0
Months 9-12 $3.35 and replacing them with the following:			$128,174.91"
"Lease Year	Per Square Foot	Annual Rent	Monthly Installment
Months 1-10	$0	$0	$0
Month 11			$ 42,391.73
Months 12	$3.35		$128,174 91"

5. Recordation of Additional Documents. Tenant hereby acknowledges that Landlord has recorded the following (copies of which have been provided to Tenant).

a.
That certain Supplemental Declaration of Covenants, conditions, Restrictions and Easements for Jefferson Mill Distribution Park in Deed Book 570, page 796 Jackson County, Georgia real estate records in compliance with Section 1.03 of the Original Lease;

b.	That certain Parcel Restriction Agreement in Deed Book 570, page 800 Jackson County, Georgia real estate records in compliance with Section 5.07 of the Original Lease; and

c. That certain Memorandum of Lease in Deed Book 570, page 791 Jackson County, Georgia real estate records in compliance with Section 17.12 of the Original Lease.

6. No Other Modifications. Except as expressly modified herein, the Original Lease shall remain in full force and effect and, as modified herein, is expressly ratified and confirmed by the parties hereto.

7.
Legal  Representatives, Successors and A'‘siins. This First Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

8.
Acknowledgement and Consent of Guarantor. As a material inducement for Landlord to enter into this First Amendment, Tenant hereby covenants and agrees to cause to be duly executed and delivered, with the due execution and delivery of this First Amendment, the form of Acknowledgement, Consent and Reaffirmation of Guarantor of Lease, attached hereto as Exhibit  "A'", by this reference incorporated hereto.

9.	Georgia Law. This First Amendment shall he construed and interpreted under the laws of the State of Georgia.

10.	Time of Essence. Time is of the essence of this First Amendment.

[signatures appear on following page)

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

LANDLORD:

JEFFERSON MILL PROJECT I LLC, a Georgia limited liability company

By: C/W Jefferson Mill, LLC a Georgia limited liability company, its sole member

By: Cousins P. perties Incorporated

Name: Title:.

[Missing Graphic Reference]

a ue

entor Vice President

[Missing Graphic Reference]
By:
TENANT

[Missing Graphic Reference]

ACKNOWLEDGMENT, CONSENT

AND REAFFIRMATION OF GUARANTOR OF LEASE

THIS ACKNOWLEDGMENT, CONSENT AND REAFFIRMATION OF GUARANTOR OF LEASE (the "Consent"), is made this 24'h day of August, 2010, by SYSTEMAX INC ("Guarantor"), to and for the benefit of JEFFERSON MILL PROJECT I, LLC ("Landlord").

WITNESSETH:

WHEREAS, Guarantor did duly execute and deliver that certain Guaranty of Lease (the "Original Guaranty"), On April 16, 2010, in connection with and as a material inducement for that certain Lease Agreement, as may have been amended previously (the "Original Lease"), involving Landlord and Syx Distribution, Inc. ("Tenant").

WHEREAS, Landlord and Tenant have entered into an amendment to the Original Lease the "Lease Amendment"), dated August 24, 2010, subject to and conditioned upon the execution and delivery of this Consent.

WHEREAS, Landlord would not have entered into or agreed to the Lease Amendment, were it not for the execution and delivery of this Consent to Landlord, which Consent was a material inducement to Landlord to enter into the Lease Amendment,

WHEREAS, Guarantor, which will derive material and substantial benefit from the Lease Amendment, desires to provide this Consent, in connection with the Lease Amendment.

NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No/100 Dollars (S10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1.             Amendment to Lease. Guarantor hereby acknowledges and consents to the fact that the Original Lease has been modified and amended by virtue of the Lease Amendment

2.            No Modification. The ranting of this Consent by Guarantor to Landlord and 'I enant in no way modifies or amends the Guaranty or any Guarantor's obligations and duties under the Guaranty. Said Guaranty is and shall remain in full force and effect and is a valid and continuing obligation of Guarantor according to its terms.

3.             Warranties and Representations. The warranties and representations made by Guarantor the Guaranty are made and ratified as of the date hereof with respect to this Consent.

4.             No Further Consent Required. The request made by Landlord herein and the giving of this Consent by Guarantor shall in no way be or be deemed to be a waiver of Landlord's rights under the Guaranty.

3.            Binding Nature. This Consent shall inure to the benefit of Landlord, Tenant and their respective heirs, legal representatives, successors and assigns

G.            Georgia Law. This Consent has been given, and shall be construed under, the laws of the

State of Georgia.

IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed under seal and delivered on the day and year first above written.

"Guarantor-

SYSTEMAX INC.

By:

Name:  LAcoreocs.. rLQ.i-A-)pjci
Title.  C_A4e_A- Fi'UOditsyLci es,c-

Attest: Name: Title:	0-rr. (.44-QS '15 5*CAN'"-- (11.245X-4 4.)%004.1 6.741-1